SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ____)
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Hoover's, Inc. (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Filed by Hoover's, Inc.
Pursuant to Rule 14a-6(b)
of the Securities Exchange Act of 1934
Subject Company: Hoover's, Inc.
Commission File No.: 000-26097

        The following is the text of a letter sent by Hoover's, Inc. to certain of its shareholders on January 24, 2003:

January 24, 2003

Dear Fellow Shareholder:

We have previously sent to you proxy material for the Special Meeting of Hoover's, Inc. to be held on February 14, 2003. Your Board of Directors has unanimously recommended that shareholders vote FOR the proposed merger with The Dun & Bradstreet Corporation (D&B).

Since approval of the merger requires the affirmative vote of a majority of the outstanding common stock, your vote is important, no matter how many or how few shares you may own. Whether or not you have already done so, please sign, date and return the enclosed proxy card today in the envelope provided.

Sincerely,

/s/  JEFFREY R. TARR

Jeffrey R. Tarr
Chairman, Chief Executive Officer and President

If you have any questions, or need assistance in voting your shares, please call
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TOLL-FREE, at 1-888-750-5834

IMPORTANT NOTE:

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you may be able to vote by telephone or via the Internet.
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